99.1   Appraisal of Wine Inventory

                                                                10/12/03


The following is the Wine inventory and appraised value for Wine Purveyors International, Inc.


WINE                  YEAR               CASES               COST               FAIR VALUE          TOTAL

Latour                99                 2                   2,998 per          1,999               3,998
Latour                94                 1                   1,800              2,499               2,499
Margaux               99                 2                   2,800 per          1,799               3,598
Monbousquer           99                 10                  699 per            799                 7,990
Montrose              90                 2                   2,800 per          3,500               7,000
Mouton                95                 1                   2,995              2,699               2,699
Mouton                99                 2                   2,800 per          1,999               3,998
Opus One              98                 1                   1,630              1,630               1,630
Pavie                 99                 5                   1,129 per          1,499               7,495
Cos D' Est.           90                 1                   1,500              1,999               1,999
Cos D' Est.           95                 2                   1,400 per          1,199               2,398
Dominus               91                 1-6pk               450                999                 999
Grand Puy             99                 1                   299                499                 499
Haur Brion            99                 2                   1,499 per          1,999               3,998
Insignia              99                 1                   999                999                 999
Lafite                88                 1                   1,995              2,999               2,999
Lafite                95                 1                   2,999              2,999               2,999
Lafite                99                 2                   2,800 per          1,999               3,998

                                                                                                    $61,795




Sincerely,

/s/ Robert Schindler
Robert Schindler
President
Pinehurst Wine Shop
Baltimore, MD
410 435 5200